   As filed with the Securities and Exchange Commission on October 6, 1997
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                     KeyCorp
             (Exact name of Registrant as Specified in its Charter)


                Ohio                                   34-6542451
 (State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
 Incorporation or Organization)


                                127 Public Square
                           Cleveland, Ohio 44114-1306
                                 (216) 689-3000
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                             Thomas C. Stevens, Esq.
             Executive Vice President, General Counsel and Secretary
                                     KeyCorp
                                127 Public Square
                           Cleveland, Ohio 44114-1306
                                 (216) 689-3000
       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent For Service)

                                   Copies to:

                             Daniel R. Stolzer, Esq.
                Senior Vice President & Associate General Counsel
                                     KeyCorp
                                127 Public Square
                           Cleveland, Ohio 44114-1306
                                 (216) 689-3000

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

                                                    Proposed             Proposed
                                                    Maximum              Maximum
Title of Shares                                     Aggregate            Aggregate               Amount of
to be                        Amount to be           Price                Offering                Registration
Registered                   Registered             Per Unit (1)         Price (1)               Fee (1)

Common Shares,               3,336,118              $64.15625            $214,032,820.44         $64,858.43
with a par value of
$1 each, and associated
Rights

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices reported for KeyCorp Common Shares on the New York Stock Exchange on October 1, 1997.

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such
Section 8(a), may determine.

                                   PROSPECTUS

                                     KEYCORP

                             3,336,118 COMMON SHARES

         This Prospectus relates to 3,336,118 Common Shares, with a par value of $1 each ("KeyCorp Common Shares"), of KeyCorp, an Ohio corporation ("KeyCorp" or the "Corporation"), which are owned by the former shareholders of Champion Mortgage Co., Inc. (the "Selling Shareholders"). See "The Selling Shareholders." The 3,336,118 KeyCorp Common Shares covered by this Prospectus are referred to herein as the "Shares." All references to the Shares throughout this Prospectus shall be deemed to include the associated Rights. The Shares may be offered for sale from time to time by the Selling Shareholders in open market ordinary brokerage transactions on the New York Stock Exchange ("NYSE"), in privately negotiated transactions at market prices prevailing at the time of sale or, in the case of private transactions, at negotiated prices. Whether or not any such sales will be made and the timing and amount of any sale is within the sole discretion of the Selling Shareholders. The Corporation will not receive any of the proceeds from the sale of the Shares. See "Plan of Distribution."

         The Shares were acquired by the Selling Shareholders pursuant to an Agreement and Plan of Reorganization, dated as of June 6, 1997 (the "Reorganization Agreement"), by and among KeyCorp, Key Bank USA, National Association, a wholly-owned subsidiary of KeyCorp ("Key Bank USA"), Champion Mortgage Co., Inc. ("Champion"), Champion Mortgage Corp., Champion Wholesale Corp., Champion Financial Corp., Champion Mortgage Servicing Corp., and the Selling Shareholders. The Reorganization Agreement provides for (i) the merger of Champion Mortgage Corp., Champion Wholesale Corp., Champion Financial Corp. and Champion Mortgage Servicing Corp. with and into Champion, with Champion remaining as the surviving corporation in the merger (the "Merger") and (ii) the subsequent delivery of all shares of capital stock of Champion issued and outstanding immediately following the Merger to Key Bank USA and the exchange (the "Exchange") of such shares of capital stock of Champion for the right to receive 3,336,118 KeyCorp Common Shares (that number of KeyCorp Common Shares equal to the sum of $200 million and the dollar value of cash dividends the various Champion entities could have, prior to the Merger, declared payable to the Selling Shareholders (within certain limitations imposed by the Reorganization Agreement) divided by the average of the closing prices of KeyCorp Common Shares as reported by NYSE for the fifteen trading days immediately preceding the fifth trading day prior to the closing of the Exchange).

         KeyCorp Common Shares are listed on the New York Stock Exchange. On October 1, 1997, the average of the high and low prices of KeyCorp Common Shares on the New York Stock Exchange was $64 5/32.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF THE CORPORATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OR INSTRUMENTALITY.

                The date of this Prospectus is October 6, 1997

         No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offering contained herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Corporation or the Selling Shareholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby to any person in any state or other jurisdiction to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Corporation since the date hereof.

                              AVAILABLE INFORMATION

         The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549-1004, and at the following Regional Offices of the Commission: Midwest Regional Office, Citicorp Center, 500 West Madison Street, 14th Floor, Suite 1400, Chicago, Illinois 60661-2511 and Northeast Regional Office, 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549-1004. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. Such reports, proxy statements, and other information concerning the Corporation can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         This Prospectus constitutes part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Corporation with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement. Statements contained in this Prospectus or in any document incorporated by reference in this Prospectus are summaries that are not necessarily complete and, in each instance, reference is made to the copy of such document as filed. Each such statement is qualified in its entirety by such reference. The Registration Statement, including exhibits and schedules thereto, and documents or information incorporated by reference may be inspected without charge at the offices of the Commission, and copies of such materials may be obtained therefrom at prescribed rates.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The Corporation incorporates by reference into this Prospectus the following documents:

         1. The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         2. All reports filed by the Corporation pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996;

         3. All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares; and

         4. The description of KeyCorp Common Shares contained in the Corporation's Registration Statement on Form 8-A filed on July 31, 1992, as amended by Forms 8-A/A filed on October 15, 1993, February 25, 1994 and June 19, 1997, respectively, registering the KeyCorp Common Shares under Section 12(b) of the Exchange Act and the description of the associated Rights contained in the Corporation's Registration Statement on Form 8-A filed on June 19, 1997 registering such Rights under Section 12(b) of the Exchange Act.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Corporation will provide without charge to each person receiving a copy of this Prospectus, upon that person's written or oral request, a copy (without exhibits, unless those exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates) of any documents incorporated by reference in this Prospectus. Requests for copies should be directed to KeyCorp, Corporate Secretary, 127 Public Square, Cleveland, Ohio 44114-1306 (telephone (216) 689-3000).

                                     KEYCORP

         KeyCorp, organized in 1958 under the laws of the state of Ohio and registered under the Bank Holding Company Act of 1956, as amended, is headquartered in Cleveland, Ohio, and is engaged primarily in the business of commercial and retail banking. At June 30, 1997, it was the 14th largest bank holding company in the United States with consolidated total assets of approximately $69.7 billion. Its subsidiaries provide a wide range of banking, fiduciary and other financial services to its corporate, individual and institutional customers through three primary lines of business: Corporate Banking,

National Consumer Finance and Community Banking. These services are provided across much of the country through bank and trust company subsidiaries operating more than 1,100 full-service banking offices in 15 states, a 24-hour telephone banking call center services group and approximately 1,900 ATMs as of June 30, 1997.

         In addition to the customary banking services of accepting deposits and making loans, the bank and trust company subsidiaries of KeyCorp provide specialized services, including personal and corporate trust services, personal financial services, customer access to mutual funds, cash management services, investment banking services and international banking services. Through its subsidiary banks, trust companies and registered investment adviser subsidiaries, KeyCorp provides investment management services to institutional and individual clients, including large corporate and public retirement plans, foundations and endowments, high net worth individuals, and Taft-Hartley plans. In addition, investment management subsidiaries serve as investment advisers to the proprietary mutual funds offered by other affiliates.

         KeyCorp provides other financial services both inside and outside of its primary banking markets through its nonbank subsidiaries. These services include accident and health insurance on loans made by subsidiary banks, venture capital, community development financing, securities underwriting and brokerage, automobile financing and other financial services. KeyCorp is an equity participant in joint ventures with a number of other unaffiliated companies in Electronic Payment Services, Inc., which operates ATMs throughout the country, and Integrion Financial Network, L.L.C., which acts as an electronic distribution channel to allow KeyCorp to provide electronic financial services to its customers.

         KeyCorp's principal executive office is located at 127 Public Square, Cleveland, Ohio 44114-1306 (telephone (216) 689-3000).

                            THE SELLING SHAREHOLDERS

         All of the Shares offered hereby are beneficially owned by the Selling Shareholders and were acquired by the Selling Shareholders pursuant to and in accordance with the Reorganization Agreement. The Reorganization Agreement provides for (i) the Merger and (ii) the subsequent delivery of all shares of capital stock of Champion issued and outstanding immediately following the Merger to Key Bank USA and the Exchange of such shares of capital stock of Champion for the right to receive 3,336,118 KeyCorp Common Shares (that number of KeyCorp Common Shares equal to the sum of $200 million and the dollar value of cash dividends the various Champion entities could have, prior to the Merger, declared payable to the Selling Shareholders (within certain limitations imposed by the Reorganization Agreement) divided by the average of the closing prices of KeyCorp Common Shares as reported by NYSE for the fifteen trading days immediately preceding the fifth trading day prior to the closing of the Exchange).

         All of the Shares may be offered by the Selling Shareholders for sale hereunder. The Selling Shareholders do not beneficially own any Common Shares or other securities of the Corporation other than the Shares. The Shares represented approximately 1.5% of the outstanding KeyCorp Common Shares as of August 29, 1997. Since the Selling Shareholders may sell all, or some or none of the Shares, no estimate can be made of the aggregate number of Shares that are to be offered hereby or that will be beneficially owned by the Selling Shareholders upon completion of the offering contemplated by this Prospectus.

         The following table sets forth the name of each Selling Shareholder, the number of KeyCorp Common Shares held by each such person as of August 29, 1997, the number of shares which may be offered for the account of each such person, and the number of KeyCorp Common Shares to be owned by each such person if all the Shares offered hereby are sold.


                                                                                                 Number of Shares to
                                 Number of Shares                Number of Shares                Be Owned If All
Selling                          Held at                         Which May                       Shares Offered Are
Shareholders                     August 29, 1997                 Be Offered                      Sold in This Offering
------------                     --------------------            ----------------------          ---------------------
Joseph P. Goryeb                  1,180,484                      1,180,484                       0
Joseph M. Goryeb                    764,704                        764,704                       0
Richard P. Goryeb                   764,704                        764,704                       0
Marguerite Goryeb                    71,894                         71,894                       0
Marguerite Goryeb                   127,040                        127,040                       0
10 Year GRIT
Joseph P. Goryeb                    127,040                        127,040                       0
10 Year GRIT
Lynne Goryeb Stock                  100,084                        100,084                       0
Trust
Joseph M. Goryeb                    100,084                        100,084                       0
Family Share Trust
Richard P. Goryeb                   100,084                        100,084                       0
Family Share Trust



         As of the closing of the Exchange, Joseph P. Goryeb, Joseph M. Goryeb and Richard P. Goryeb hold the following respective positions with Champion:
Joseph P. Goryeb--Chairman and Chief Executive Officer; Joseph M. Goryeb--Co-President, Co-Chief Operating Officer and Director; and Richard P. Goryeb--Co-President, Co-Chief Operating Officer and Director. Following the Exchange, it is intended that Champion be operated as a subsidiary of the Corporation, and Joseph P. Goryeb, Joseph M. Goryeb, and Richard P. Goryeb will continue to hold their respective positions with Champion pursuant to Employment Agreements entered into under the terms and conditions of the Reorganization Agreement.

         Under the terms and conditions of the Reorganization Agreement, the Corporation entered into a Registration Rights Agreement, dated as of August 29, 1997, (the "Registration Rights Agreement") with the Selling Shareholders pursuant to which the Corporation agreed to register the Shares under the Securities Act for offer and sale by the Selling Shareholders. Pursuant to the Registration Rights Agreement, the Corporation is obligated to file the Registration Statement no later than 90 days after the closing date of the Exchange, to use its reasonable best efforts to have the Registration Statement become effective, and to keep the Registration Statement continuously effective until the earlier of the date on which the Shares cease to be held by the Selling Shareholders or their assignees or the first anniversary of the closing date of the Exchange. In addition, the Corporation has agreed to pay all fees and expenses incurred by the Corporation in connection with the registration of the Shares pursuant to the Registration Rights Agreement. In addition, the Corporation has agreed to reimburse the Selling Shareholders for up to $5,000 for fees and disbursements of a single law firm serving as special counsel to the Selling Shareholders. All other expenses and fees associated with the sale of the Shares by the Selling Shareholders shall be paid by the Selling Shareholders.


                                 USE OF PROCEEDS

         The Selling Shareholders will offer the Shares as principals for their own accounts. The Corporation will receive none of the proceeds of any such sale.


                              PLAN OF DISTRIBUTION

         The purpose of this Prospectus is to permit the Selling Shareholders to offer for sale or to sell their Shares at such time and at such prices as they, in their sole discretion, choose. The Corporation will not receive any proceeds from these offerings or sales.

         The distribution of Shares by the Selling Shareholders, if any, may be effected from time to time in one or more transactions (which may include block transactions) on the open market in ordinary brokerage transactions on the New York Stock Exchange (on which the KeyCorp Common Shares are listed), in privately negotiated transactions, or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The Selling Shareholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of Shares for whom such broker-dealers may act as agent. The Selling Shareholders and any broker-dealers that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of Shares sold by them may be deemed to be underwriting discounts and commissions.

         One or more supplemental prospectuses will be filed pursuant to Rule 424 under the Securities Act to describe any material arrangement for the resale of the Shares, if and when such arrangements are entered into by the Selling Shareholders and any broker-dealers that participate in the distribution of the Shares.

         The Corporation has agreed to pay all fees and expenses incurred by the Corporation in connection with the registration of the Shares pursuant to the Registration Rights Agreement. In addition, the Corporation has agreed to reimburse the Selling Shareholders for up to $5,000 for fees and disbursements of special counsel to the Selling Shareholders. All other expenses and fees associated with the sale of the Shares by the Selling Shareholders shall be paid by the Selling Shareholders.

         Pursuant to the Registration Rights Agreement, the Corporation has filed the Registration Statement, of which this Prospectus forms a part, with respect to the sale of the Shares. The Corporation has agreed to use its reasonable best efforts to keep the Registration Statement continuously effective until the earlier of the date on which the Shares shall cease to be held by the Selling Shareholders or their assignees or the first anniversary of the closing date of the Exchange.

         Pursuant to the terms of the Registration Rights Agreement, the Corporation and the Selling Shareholders have agreed to indemnify each other and certain other parties, including underwriters, if any, for certain liabilities, including liabilities under the Securities Act, in connection with the registration of the Shares.

                                  LEGAL MATTERS

         The validity of the Shares will be passed upon for the Corporation by Daniel R. Stolzer, Esq., Senior Vice President & Associate General Counsel of the Corporation.

                                     EXPERTS

         The consolidated financial statements of KeyCorp and its subsidiaries incorporated by reference in KeyCorp's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated therein by reference and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         With respect to the unaudited condensed consolidated interim financial information for the three-month periods ended March 31, 1997 and 1996 and for the three- and six-month periods ended June 30, 1997 and 1996 incorporated by reference in this Prospectus, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports, included in KeyCorp's Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 1997 and June 30, 1997 and incorporated herein by reference, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Section 7 and 11 of the Securities Act.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The Corporation will bear the entire cost of the estimated expenses, as set forth in the following table, in connection with the distribution of the securities covered by this Registration Statement.

SEC registration fee                          $ 64,858.43
Legal fees and expenses                         15,000.00
Accounting fees and expenses                    10,000.00
Miscellaneous                                   15,000.00

       Total                                  $104,858.43

         The Corporation shall be responsible for the payment of any additional expenses in connection with the preparation and filing of this Registration Statement. The Corporation shall also be responsible for the reimbursement of the Selling Shareholders for up to $5,000 for fees and disbursements of special counsel serving on behalf of the Selling Shareholders.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees, and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees, and agents for settlements, fines, or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees, and agents) are entitled to mandatory advancement of expenses, including attorneys' fees, incurred in defending any action, including derivative actions, brought against the director, provided the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard to the corporation's best interests.

         Ohio law does not authorize payment of judgments to a director, officer, employee, or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is required, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee, or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation's articles, code of regulations, or by contract except with respect to the advancement of expenses of directors.

         Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees, or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

         The KeyCorp Amended and Restated Regulations provide that KeyCorp shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit, or proceeding by reason of the fact that he is or was a director, officer, or employee of KeyCorp or of any other bank, corporation, partnership, trust, or other enterprise for which he was serving as a director, officer, or employee at the request of KeyCorp.

         Under the terms of KeyCorp's directors' and officers' liability and Corporation reimbursement insurance policy, directors and officers of KeyCorp are insured against certain liabilities, including liabilities arising under the Securities Act.

         KeyCorp is a party to Employment Agreements with certain of its executive officers and is also a party to Change of Control Agreements with certain other executive officers, pursuant to which KeyCorp has agreed to indemnify the officer, to the full extent permitted or authorized by Ohio law, if the officer is made or threatened to be made a party to any action, suit, or proceeding by reason of the officer's serving as employee, officer, or director of KeyCorp and/or any of its subsidiaries, and KeyCorp has agreed to advance expenses incurred by the officer in defending any such action, suit, or proceeding.


ITEM 16.  EXHIBITS

         See Index to Exhibits.

ITEM 17.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule

                           424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 6th day of October, 1997.


                                        KEYCORP



                                        By:    /s/ Thomas C. Stevens
                                               ---------------------------------
                                               Thomas C. Stevens
                                               Executive Vice President,
                                               General Counsel and Secretary


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-3 Registration Statement has been signed by the following persons in the capacities indicated.

         Robert W. Gillespie, Chairman, President and Chief Executive Officer (Principal Executive Officer); K. Brent Somers, Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer); Lee G. Irving, Executive Vice President and Chief Accounting Officer (Principal Accounting Officer); Cecil D. Andrus, Director; William G. Bares, Director; Albert C. Bersticker, Director; Dr. Carol A. Cartwright, Director; Thomas A. Commes, Director; Kenneth M. Curtis, Director; John C. Dimmer, Director; Stephen R. Hardis, Director; Henry S. Hemingway, Director; Charles R. Hogan, Director; Douglas J. McGregor, Director; Henry L. Meyer III, Director; Steven A. Minter, Director; M. Thomas Moore, Director; Richard W. Pogue, Director; Ronald B. Stafford, Director; Dennis W. Sullivan, Director; Peter G. Ten Eyck, II, Director; and Nancy B. Veeder, Director.

                                        KEYCORP



                                        By:    /s/ Thomas C. Stevens
                                               ---------------------------------
                                               Thomas C. Stevens
                                               Attorney-in-Fact


October 6, 1997




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


                                  EXHIBIT INDEX

Exhibit
Number                     Description
------                     -----------

4.1 Amended and Restated Articles of Incorporation of KeyCorp. Filed as Exhibit 7 to Form 8-A/A filed on February 25, 1994, and incorporated herein by reference.

4.2                        Amended and Restated Regulations of KeyCorp. Filed as
                           Exhibit 2 to Form 8-A/A filed on June 19, 1997, and incorporated herein by reference.

4.3 Restated Rights Agreement, dated as of May 15, 1997, between KeyCorp and KeyBank National Association, as Rights Agent. Filed as Exhibit 1 to Form 8-A filed on June 19, 1997, and incorporated herein by reference.

4.4 Registration Rights Agreement, dated as of August 29, 1997, by and among KeyCorp and the Selling Shareholders.

4.5 Form of Certificate evidencing ownership of KeyCorp Common Shares. Filed as Exhibit 1 to Form 8-A/A filed on June 19, 1997, and incorporated herein by reference.

5                          Opinion of Daniel R. Stolzer, Esq.

23.1                       Consent of Ernst & Young LLP, Independent Auditors.

23.2                       Consent of Daniel R. Stolzer, Esq. (included in
                           Exhibit 5).

24                         Powers of Attorney.

                           The Corporation hereby agrees to furnish the Securities and Exchange Commission, upon request, copies of instruments outstanding, including indentures, which define the rights of long-term debt security holders.




                                      -15-